Exhibit 99.1

Microsoft announces early participation results of exchange offers

May 14, 2020

REDMOND, Wash. — May 14, 2020 — Microsoft Corp. (NASDAQ: MSFT) (“Microsoft”) announced today the early participation results of its offers to (i) exchange (the “Pool 1 Offer”) the ten series of notes described in the table below (collectively, the “Pool 1 Notes”) for a new series of Microsoft’s notes due June 1, 2050 (the “New 2050 Notes”) and a cash payment, as applicable:

Pool 1 Table
Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Principal Amount Tendered (1)
4.875% Notes due 2043	594918AX2	$500,000,000	1	$316,270,000

5.300% Notes due 2041	594918AM6	$1,000,000,000	2	$224,322,000

4.450% Notes due 2045	594918BL7	$3,000,000,000	3	$1,774,667,000

4.250% Notes due 2047	594918CA0	$3,000,000,000	4	$1,443,710,000

5.200% Notes due 2039	594918AD6	$750,000,000	5	$191,415,000

4.500% Notes due 2040	594918AJ3	$1,000,000,000	6	$427,782,000

3.750% Notes due 2043	594918AU8	$500,000,000	7	$252,918,000

3.750% Notes due 2045	594918BD5	$1,750,000,000	8	$1,106,308,000

4.100% Notes due 2037	594918BZ6	$2,500,000,000	9	$1,568,040,000

4.200% Notes due 2035	594918BK9	$1,000,000,000	10	$324,503,000

(1)

The aggregate principal amounts of each series that have been validly tendered for exchange and not validly withdrawn, as of 5:00 p.m., New York City time, on May 13, 2020 (the “Early Exchange Time”), based on information provided by the exchange agent to Microsoft.

and (ii) exchange (the “Pool 2 Offer” and, together with the Pool 1 Offer, the “Exchange Offers”) the four series of notes described in table below (collectively, the “Pool 2 Notes” and, together with the Pool 1 Notes, the “Existing Notes”) for a new series of Microsoft’s notes due June 1, 2060 (the “New 2060 Notes” and, together with the New 2050 Notes, the “New Notes”) and a cash payment, as applicable:

Pool 2 Table
Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Principal Amount Tendered (1)
4.750% Notes due 2055	594918BM5	$1,000,000,000	1	$672,725,000

4.000% Notes due 2055	594918BE3	$2,250,000,000	2	$1,492,344,000

4.500% Notes due 2057	594918CB8	$2,000,000,000	3	$992,305,000

3.950% Notes due 2056	594918BU7	$2,250,000,000	4	$1,696,715,000

(1)

The aggregate principal amounts of each series that have been validly tendered for exchange and not validly withdrawn, as of the Early Exchange Time, based on information provided by the exchange agent to Microsoft.

In the Exchange Offers, according to the information provided by D.F. King & Co., Inc., the information agent and exchange agent for the Exchange Offers, $7,629,935,000 in aggregate principal amount of the Pool 1 Notes and $4,854,089,000 in aggregate principal amount of the Pool 2 Notes were validly tendered and not validly withdrawn at or prior to the Early Exchange Time, as more fully set forth above.

Pricing for the Exchange Offers is expected to occur at 10:00 a.m., New York City time, on May 14, 2020. The Exchange Offers are scheduled to expire at 11:59 p.m., New York City time, on May 28, 2020, unless extended by Microsoft (such date and time, as they may be extended, the “Expiration Time”). The “Settlement Date” will be promptly following the Expiration Time and is expected to be June 1, 2020, which is the second business day following the Expiration Time.

A Registration Statement on Form S-4, including a prospectus (the “Prospectus”), which is subject to change, relating to the New Notes has been filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2020 (the “Registration Statement”) but has not yet become effective. The New Notes may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. If and when issued, the New Notes will be registered under the Securities Act of 1933, as amended. This news release does not constitute an offer or a solicitation by Microsoft of an offer to buy, nor shall there be any sale of securities in any state in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Consummation of the Exchange Offers is subject to a number of conditions as set forth in the Prospectus included in the Registration Statement, including, among other things, the Registration Statement of which the Prospectus forms a part having been declared effective by the SEC and remaining effective on the settlement date. The Exchange Offers are made only by and pursuant to the terms and subject to the conditions set forth in the Prospectus, which forms a part of the Registration Statement after it is declared effective by the SEC, and the information in this news release is qualified by reference to such Prospectus and the Registration Statement. None of Microsoft, the dealer managers or the information agent and exchange agent makes any recommendations as to whether holders should tender their Existing Notes pursuant to the Exchange Offers. Holders must make their own decisions as to whether to tender Existing Notes and, if so, the principal amount of Existing Notes to tender.

Copies of the Prospectus pursuant to which the Exchange Offers are being made, may be obtained from D.F. King & Co., Inc., the information agent and exchange agent for the Exchange Offers, at 212-269-5552 (to exchange), at 800-431-9645 (for information U.S. Toll-free), at 212-269-5550 (information for brokers), at www.dfking.com/microsoft, or at microsoft@dfking.com. Questions regarding the terms and conditions of the Exchange Offers should be directed to the following joint lead dealer managers:

BofA Securities 620 South Tryon Street, 20th Floor Charlotte, NC 28255 Toll Free: (888) 292-0070 Collect: (980) 387-3907 Attn: Liability Management Group	Deutsche Bank Securities Inc. 60 Wall Street New York, NY 10005 Toll Free: (866) 627-0391 Collect: (212) 250-2955 Attn: Liability Management Group

In order to participate in any Exchange Offer, holders of the Existing Notes located or resident in Canada are required to complete, sign and submit to the exchange agent a Canadian Eligibility Form, which may be obtained from D.F. King & Co., Inc. contacts above, to confirm they satisfy applicable Canadian eligibility requirements and to provide certain additional information.

Any holder of the Existing Notes located in any Member State of the European Economic Area or in the United Kingdom that is a retain investor will not be able to participate in the Exchange Offers. For these purposes, a retain investor means a person who is one or more of the following: (i) a retail client as defined in point (11) of Article 4(1) of the EU Directive on Markets in Financial Instruments (2014/65/EU) (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article (4)(1) of MiFID II.

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this news release are “forward-looking statements” based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors described above as well as:

•	intense competition in all of our markets that may lead to lower revenue or operating margins;

•	increasing focus on cloud-based services presenting execution and competitive risks;

•	significant investments in products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances that may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	cyberattacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;

•	disclosure and misuse of personal data that could cause liability and harm to our reputation;

•	the possibility that we may not be able to protect information stored in our products and services from use by others;

•	abuse of our advertising or social platforms that may harm our reputation or user engagement;

•	the development of the internet of things presenting security, privacy, and execution risks;

•	issues about the use of artificial intelligence in our offerings that may result in competitive harm, legal liability, or reputational harm;

•	excessive outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	quality or supply problems;

•	the possibility that we may fail to protect our source code;

•	legal changes, our evolving business model, piracy, and other factors may decrease the value of our intellectual property;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	claims against us that may result in adverse outcomes in legal disputes;

•	government litigation and regulatory activity relating to competition rules that may limit how we design and market our products;

•	potential liability under trade protection, anti-corruption, and other laws resulting from our global operations;

•	laws and regulations relating to the handling of personal data that may impede the adoption of our services or result in increased costs, legal claims, fines, or reputational damage;

•	additional tax liabilities;

•	damage to our reputation or our brands that may harm our business and operating results;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange;

•	uncertainties relating to our business with government customers;

•	adverse economic or market conditions that may harm our business;

•	catastrophic events or geo-political conditions, such as the COVID-19 pandemic, that may disrupt our business; and

•	the dependence of our business on our ability to attract and retain talented employees.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q that are incorporated by reference in the Prospectus forming a part of the Registration Statement, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.